Exhibit 3.1

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4298
(775) 684-5708
Website: secretaryofstate.biz
                                                                        Entity #
                                                                   E0856922006-4
                                                                 Document Number
                                                                  20060737222-31

                                                                     Date Filed:
                                                           11/14/2006 7:34:38 AM
                                                                In the office of
                                                                 /s/ Dean Heller
                                                                     Dean Heller
                                                              Secretary of State
ARTICLES OF INCORPORATION
(PURSUANT TO NRS 78)

                                              ABOVE SPACE IS FOR OFFICE USE ONLY
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
1. Name of
   Corporation:               Zeezoo  Software Corp.

2. Resident Agent             NEVADA AGENCY AND TRUST COMPANY
   Name and Street            Name
   Address:
  (must Street be a           50 WEST LIBERTY STREET, SUITE 880      RENO       NEVADA 89501
   Nevada address where          Address                             City         Zip Code
   process may
   be served).                Optional Mailing Address City State Zip Code

3. Shares:
   (number of shares             Number of shares                                   Number of shares
   corporation                   with par value: 50,000,000      Par value: .001   without par value: 0
   authorized
   to issue)


4. Names & Addresses,         1. Joel Gugol
   of Board of                   Name
   Directors/Trustees:           Blk 17 L36 Seagull Ave             Bbevtagog    Phillipines
   (attach additional page       Street Address                       City          State      Zip Code
   if there is more than 3
   directors/trustees         2. Erickson Mercado
                                 Name
                                 137 4 St  Riverside Village       Pasig City    Phillipines
                                 Street Address                       City          State      Zip Code

                              3.
                                 Name

                                 Street Address             City      State      Zip Code

5. Purpose: (optional-
   see instructions)          The purpose of this Corporation shall be:
                              ANY LAWFUL BUSINESS ACTIVITY UNDER THE STATE OF NEVADA

6. Names, Address             AMANDA CARDINALLI                            /s/ Amanda Cardinalli
   and Signature of           Name                                           Signature
   Incorporator.
   (attach additional page    50 LIBERTY STREET, SUITE 880  RENO      NV          89501
   if there is more than 1    Address                       City      State      Zip Code
   incorporator).

7. Certificate of             I hereby accept appointment as Resident Agent for the above named corporation.
   Acceptance of
   Appointment of             /s/ Amanda Cardinalli                                           11/14/2006
   Resident Agent:            Authorized Signature of R. A. or On Behalf of R. A. Company        Date
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